UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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US Gold Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS (Proposal 1 on Proxy Card)
PROPOSAL for RATIFICATION OF AUDITORS (Proposal 2 on Proxy Card)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS

US GOLD CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 12, 2008

The annual meeting of the shareholders of US Gold Corporation (the “Company”) will be held at the Ontario Heritage Centre located at 10 Adelaide Street East, Toronto, Ontario, Canada on June 12, 2008 at 4:00 p.m. Eastern Time. The meeting will be held for the following purposes:

(1) To elect five (5) directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2) To ratify the appointment of KPMG LLP as the independent accountants for the Company for the year ending December 31, 2008; and

(3) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 29, 2008 as the record date for the determination of the holders of the Company’s stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE — PAID PROXY CARD OR OTHERWISE RETURN YOUR PROXY IN A MANNER DESCRIBED IN THE ACCOMPANYING PROXY CARD. Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

A proxy statement explaining the matters to be acted upon at the annual meeting follows. Please read it carefully.

By Order of the Board of Directors

/s/ ROBERT R. MCEWEN
Chairman and Chief Executive Officer
Toronto, Ontario
April 29, 2008

PROXY STATEMENT

US GOLD CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
June 12, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of US Gold Corporation (“we”, “our” or “us”), to be voted at the annual meeting of shareholders to be held at the Ontario Heritage Centre located at 10 Adelaide Street East, Toronto, Ontario, Canada on June 12, 2008 at 4:00 p.m. Eastern Time, or at any adjournment or postponement of the meeting. This proxy statement and accompanying form of proxy will be first mailed or given to our shareholders on or about May 7, 2008.

If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Our shareholders may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. Shareholders who own stock in brokerage accounts and through other “nominees” may vote electronically through the Internet or by telephone if the nominee participates in the Broadridge Financial Solutions Investor Communication Services online program. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in Broadridge’s program.

Shareholders who do not wish to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card by mail by the close of business on June 11, 2008. Signing and returning the proxy card or submitting the proxy via the Internet or telephone does not affect a shareholder’s right to vote in person at the meeting.

Executed Proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director and FOR proposal 2 described in the Notice of Annual Meeting.

Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

The holders of record of our common stock, no par value per share, and the holder of the Series A Special Voting Preferred Stock as of April 29, 2008 are entitled to notice of and to vote at the meeting. The holder of the one share of Series A Special Voting Preferred Stock holds the share as trustee for the holders of exchangeable shares of our subsidiary, US Gold Canadian Acquisition Corporation (“Canadian Exchange Co.”) as set forth in the Voting and Exchange Trust Agreement among US Gold Corporation, Canadian Exchange Co. and Computershare Trust Company of Canada dated March 22, 2007 (“Voting and Exchange Trust Agreement”). The exchangeable shares were issued in connection with the acquisition of Nevada Pacific Gold Ltd., White Knight Resources Ltd. and Tone Resources Limited (the “Acquisitions”) in 2007. Each share of common stock is entitled to one vote. The Series A Special Voting Preferred share is entitled to as many votes as there are exchangeable shares outstanding. The voting trustee shall deliver notice of the meeting and related information to the holders of exchangeable shares and the holders of exchangeable shares are entitled to direct the voting trustee to cast one vote for each exchangeable share. The holders of the common stock and the holder of the Series A Special Voting Preferred Stock vote together as a single class.

On April 29, 2008, there were a total of 75,285,183 shares of common stock and 21,391,003 exchangeable shares (exclusive of shares owned by U.S. Gold and its affiliates) outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

Brokers and other nominees who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the election of directors and the ratification of independent auditors are considered routine. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors or the ratification of the appointment of the independent accountants, as they will not be counted as votes for or against those matters.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD OR OTHERWISE RETURN YOUR PROXY BY INTERNET OR TELEPHONE VOTING PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

The Board of Directors currently consists of five members, all of whom are nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Directors and Executive Officers

The following table reflects our current directors and executive officers as of the date of this proxy statement:

			Board Position
Name	Age	Positions With the Company	Held Since

Robert R. McEwen	58	Chairman of the Board and Chief Executive Officer	2005
Perry Y. Ing	32	Vice President and Chief Financial Officer	—
Michele L. Ashby(2)(3)	52	Director	2005
Leanne M. Baker(1)(2)	55	Director	2005
Peter Bojtos(1)(3)	59	Director	2003
Declan J. Costelloe(1)(2)(3)	42	Director	2005

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

All of our directors except Mr. McEwen are independent as defined under the rules of the American Stock Exchange (“Amex Rules”).

The following information summarizes the business experience of our officers and directors and persons nominated to be our directors for at least the last five years.

Nominees

We have nominated the following five individuals to serve as our directors until the next annual meeting of shareholders and until their successors are duly elected and qualified:

Robert R. McEwen.  Mr. McEwen became the Chairman of our Board of Directors and our Chief Executive Officer on August 18, 2005. Mr. McEwen is also the chairman and chief executive officer of Lexam Explorations Inc., a public company engaged in the exploration and development of oil and gas properties, a position he has held since 1994. The common stock of Lexam is listed on the Toronto Stock Exchange (TSX) Venture Exchange. Mr. McEwen was the chief executive officer of Goldcorp Inc. from June 1986 until February 2005. Goldcorp is a corporation organized under the laws of the Province of Ontario, Canada, engaged in the business of exploring for and producing gold and other precious metals. The securities of Goldcorp are traded on the Toronto and New York Stock Exchanges.

Michele L. Ashby.  Ms. Ashby is the chief executive officer and founder of MINE, LLC, a Colorado limited liability company organized to promote natural resource companies to the investment community through private conferences. She has occupied that position since July 2005. From 1998 to 2005, she was the chief executive officer and founder of Denver Gold Group Inc., a Colorado not-for-profit corporation organized and operated as a trade association for the mining industry. In that capacity, she developed, marketed and organized annual conferences for participants in the industry and the investment community. From 1984 to 1995, she was a stockbroker and mining analyst with a regional investment banking firm located in Denver, Colorado.

Leanne M. Baker.  Dr. Baker is managing director of Investor Resources LLC and a registered representative with Puplava Securities, Inc., a broker-dealer with offices in the United States. Dr. Baker has been consulting for the mining and financial services industries since January 2002. Prior to that, she was an equity research analyst and managing director with Salomon Smith Barney from 1990 to 2001, where she helped build a research and investment banking franchise in the metals and mining sectors. She is a director of Agnico-Eagle Mines Ltd., a company with securities traded on the Toronto and New York Stock Exchanges; Reunion Gold Corporation, formerly known as New Sleeper Gold Corporation, with securities traded on the TSX Venture Exchange; and Kimber Resources Inc., with securities traded on the American and Toronto Stock Exchanges. Dr. Baker has a Master of Science degree and a Ph.D. in mineral economics from the Colorado School of Mines.

Peter Bojtos.  Mr. Bojtos is licensed as a professional engineer in the Province of Ontario, Canada and for the past eleven years, has been a director of several U.S. and Canadian mining and exploration companies. From 1996 to 2005, Mr. Bojtos was vice-chair and vice-president of Fischer-Watt Gold Co. Inc., a public company engaged in mineral exploration and development. Since August 2005, he has been the chairman and president of that entity. He also serves on the board of directors of Yukon-Nevada Gold Corp., Tournigan Gold Corp. and Apollo Gold & Energy Inc., of which he is also chairman and president. Yukon-Nevada Gold Corp. has securities listed on the Toronto Stock Exchange, Tournigan has securities listed on the TSX Venture Exchange, and Apollo and Fischer-Watt have securities traded on the OTC Bulletin Board.

Declan J. Costelloe.  Mr. Costelloe is a chartered engineer (UK Engineering Counsel) and a mining geologist. He is president of Celtic Mining LLC, an independent mining consulting firm. From September 2003 until March 2006, he held the position of investment manager for Veneroso Associates Gold Advisors, an investment company focusing on the gold industry. Prior to that, he was the research director for that entity, a position he occupied from August 2000 to September 2003. He is a director of Vedron Gold, Inc. and Alexandria Minerals Corporation, both Canadian corporations with securities traded on the TSX Venture Exchange.

Our Executive Officers

In addition to Mr. McEwen (see biography above), we have the following executive officer as of the date of this proxy statement:

Perry Y. Ing.  On February 22, 2008, the Board of Directors of the Company appointed Perry Ing to succeed William F. Pass as the Company’s Vice President and Chief Financial Officer. Mr. Ing began his service with the Company on March 3, 2008 and initially held the title of Vice President of Finance. On April 1, 2008, Mr. Ing began serving as the Company’s Vice President and Chief Financial Officer.

Prior to joining the Company, Mr. Ing served as the chief financial officer for Lexam Explorations Inc. (“Lexam”) and as a consultant for Barrick Gold Corporation (“Barrick”). Mr. Ing has served as chief financial officer for Lexam since June 2005 and continues in that capacity on a part-time basis simultaneously with his service to our company. His consulting position with Barrick began in November 2005. In that position, he provided transactional support services and served as project manager for valuations in connection with significant Barrick acquisitions. From 2003 to 2005, Mr. Ing served as the corporate controller for Goldcorp Inc. Mr. Ing was responsible for financial reporting and the financial control environment of the company. From 1997 to 2003, he served as manager of assurance and business advisory services for PricewaterhouseCoopers, LLP. In that position, he was responsible for supervising and executing audits with an industry focus on international mining companies. In 1997, Mr. Ing received a Bachelor of Commerce from the University of Toronto. Mr. Ing holds professional designations as a Chartered Accountant in Canada (2000), Certified Public Accountant in the United States (2001), and Chartered Financial Analyst (2003).

Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes (i.e., the five candidates receiving the highest number of votes will be elected to the Board of Directors). You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the nominees listed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL for
RATIFICATION OF AUDITORS

(Proposal 2 on Proxy Card)

Effective April 28, 2008, the Audit Committee of the Board of Directors unanimously approved the appointment of KPMG LLP as the independent registered accounting firm which will conduct our financial audit for the year ending December 31, 2008, and solicits the ratification of this appointment by the shareholders.

Neither KPMG LLP, any of its members nor any of its associates, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to shareholders’ questions and to make any statements they consider appropriate.

Changes in and Disagreements with Accountants

On April 25, 2007, the Audit Committee of our Board of Directors engaged KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007 and simultaneously dismissed Stark Winter Schenkein & Co., LLP (“SWS”), our former independent registered public accounting firm.

The audit reports of our financial statements for the two fiscal years ended December 31, 2005 and 2006 did not contain any adverse opinion, disclaimer of opinion, modification or qualification as to uncertainty, audit scope or accounting principles. During our fiscal years ended December 31, 2005 and 2006 and through April 25, 2007, there were no disagreements with SWS, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of SWS, would have caused SWS to make reference to the subject matter of such disagreement in connection with its report on our financial statements for such periods.

Vote Necessary to Ratify Proposal 2

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting at which a quorum is present is required for the ratification of the appointment of the independent accountants. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered accounting firm, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the United States Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and holders of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2007, all filing requirements under Section 16(a) applicable to our officers, directors and ten percent stockholders were satisfied timely, except that one Form 4 for Mr. McEwen relating to his acquisition of exchangeable shares of Canadian Exchange Co. was inadvertently filed late and one Form 4 for Mr. McEwen was inadvertently filed late, relating to warrants to purchase exchangeable shares of Canadian Exchange Co., which warrants were assumed upon the completion of the plan of arrangement transactions between us, our subsidiary Canadian Exchange Co. and Nevada Pacific Gold Ltd. and us, Canadian Exchange Co. and Tone Resources Limited. In addition, during fiscal 2007, but after the date of the filing of our definitive proxy statement for our 2007 annual meeting of shareholders, Mr. McEwen inadvertently filed a late Form 4 relating to the conversion of subscription receipts to shares of our common stock and warrants.

Communications to the Board of Directors

The Board of Directors maintains a policy of reviewing and considering communications from our shareholders. Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, c/o Corporate Counsel, to the attention of David J. Babiarz, Dufford & Brown, P.C., 1700 Broadway, Suite 2100, Denver, CO 80290, telephone 303-861-8013, fax 303-832-3804. Shareholders can also send electronic communications to the Board via e-mail to dbabiarz@duffordbrown.com. Counsel will forward the communication to the intended recipient. Such communications may also be forwarded to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board through our Corporate Counsel. Counsel will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors.

Our directors periodically review communications from shareholders and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors are also encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. All of the members of the Board of Directors attended our 2007 annual meeting.

Board Committees and Meetings

Our Board of Directors maintains a standing (i) Audit, (ii) Compensation and (iii) Nominating and Corporate Governance Committee. During the year ended December 31, 2007, the Board of Directors met 7 times and took action by consent in lieu of a meeting on 5 other occasions. No director except Michele Ashby attended less than 75% of the meetings held during 2007.

Audit Committee.  Our Audit Committee appoints and oversees the independent registered accounting firm that audits our financial statements. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included with our proxy statement. All the members of the Audit Committee are independent as defined under the Amex Rules and Rule 10A-3 of the 1934 Act. The Audit Committee met 5 times and took action by consent on one occasion during the last fiscal year.

Our Board of Directors has determined that Leanne Baker, the chairperson of the Audit Committee, qualifies as an audit committee financial expert in that she has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions. Dr. Baker acquired these attributes through experience in analyzing financial statements of companies, and through her experience as an audit committee member for other companies.

The Board of Directors adopted a written charter for the Audit Committee in July 2000 and subsequently adopted a revised charter in November 2006, a copy of which is available on our website at http://www.usgold.com.

Audit Committee Report.  The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the audited consolidated financial statements of US Gold Corporation for the year ended December 31, 2007 with management and have reviewed related written disclosures of KPMG LLP, our independent accountants for 2007, of the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with KPMG LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

We have also reviewed the various fees that we paid or accrued to KPMG LLP during 2007 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table sets forth fees paid to our independent registered accountants KPMG LLP and our prior independent registered accountants, Stark Winter Schenkein & Co., LLP for the last two fiscal years:

	2007		2006

Audit Fees	$400,470		$31,272
Audit Related Fees	0		124,707
Tax Fees	0		0
All Other Fees	229,185	(1)	0

Total Fees	$629,655		$155,979

(1)	Represents fees paid to KPMG LLP for consulting and translation services rendered to us in connection with the Acquisitions.

It is the policy of the Audit Committee to engage the independent accountants selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such independent accountants are independent of the company. Also in keeping with its policy, all services of the independent accountants reflected above were pre-approved by the Audit Committee.

Leanne M. Baker (Chairperson and member)
Peter Bojtos (member)
Declan J. Costelloe (member)

Compensation Committee.  The Compensation Committee is responsible for reviewing and recommending the compensation of our executive officers and directors and making recommendations to the Board regarding our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Compensation Committee approval). In performing this function, the committee considers, among other things, the types of compensation and amounts paid to executives and directors of public companies of equivalent size, stage of development in the industry and activity levels. The findings of this compensation review are used to determine an appropriate level of compensation for the executives and directors, reflecting the need to maintain competitiveness and recruit and retain qualified personnel within the context of our financial resources. Michele Ashby and Declan J. Costelloe were appointed to the Compensation Committee in November 2005. Leanne Baker joined the Committee in December 2006. All of the directors presently serving on the Compensation Committee are independent as defined in the Amex Rules. The committee met in December 2006 and met with the entire Board in January 2008, but did not meet during 2007. A current copy of the Compensation Committee Charter is available on our website at http://www.usgold.com. The charter is reviewed annually and updated as necessary or appropriate.

Compensation Committee Report.  The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Michele L. Ashby (Chairperson and member)
Declan J. Costelloe (member)
Leanne M. Baker (member)

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee served as an officer or employee of our company during the prior fiscal year or was formerly an officer or employee of our company or had any relationship requiring disclosure under the related party transaction rules. We are not aware that any relationships existed during the prior fiscal year where any of our executive officers served as a member of the compensation committee of another entity whose executive officers served on our Board of Directors or Compensation Committee or where any of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee.

Nominating and Corporate Governance Committee.  In March 2006, the Board of Directors established a Nominating and Corporate Governance Committee, composed of two members, being Michele Ashby and Declan Costelloe. In December 2006, Peter Bojtos joined the Nominating and Corporate Governance Committee. All of the directors presently serving on the Committee are independent as defined in the Amex Rules. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the size of the Board and its committee structure, identifying individuals that it believes are qualified to become members of the Board, recommending to the Board director nominees for the next annual meeting of shareholders, assisting the Board with its annual self-evaluation process, overseeing new director orientation and training and recommending and reviewing the corporate governance principles applicable to our directors, officers and employees. The committee did not meet during 2007.

A current copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://www.usgold.com. The charter is reviewed annually and updated as necessary or appropriate.

The Nominating and Corporate Governance Committee will consider director candidates nominated by shareholders and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Nominating and Corporate Governance Committee c/o David J. Babiarz, Esq., Dufford & Brown, P.C., 1700 Broadway, Suite 2100, Denver, CO 80290. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;

•	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

•	the name, address and resume of the recommended nominee; and

•	the written consent of the recommended nominee to serve as our director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.

If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The committee evaluates new nominees based on criteria including, but not limited to, independence, diversity, age, skills, experience, potential conflicts of interest and time availability and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

Other Corporate Governance

Our Board of Directors adopted a Corporate Opportunity Policy effective February 13, 2006, which provides that if a possible corporate opportunity becomes available to an officer or director, he or she must disclose the opportunity in reasonable detail to our Board of Directors and may not consummate the opportunity unless and until he or she has received the approval or ratification of the affirmative vote of a majority of the disinterested directors. For purposes of this policy, a “corporate opportunity” is generally any business opportunity in which we have a legal interest, in which we have an expectancy, which we have identified as an opportunity by resolution of our Board of Directors or which involves the acquisition of, or participation in, a business involving the ownership, development or extraction of precious metals.

We also maintain a Code of Business Conduct and Ethics and a set of Corporate Governance Guidelines. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, fair dealing with others, confidentiality, and compliance with laws and regulations. The Corporate Governance Guidelines further articulate how we will conduct ourselves through our Board of Directors and the qualifications and expectations for the Board. A current copy of these documents is available on our website at http://www.usgold.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2007, as well as the other individual included on the Summary Compensation Table below, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies.  Our goal in designing our executive and employee compensation is to achieve two principal objectives. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of awards of stock options or restricted stock grants. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building shareholder value, and may also recognize individual performance from time to time which the Compensation Committee believes contributes to the success of our company. The Compensation Committee is vested with the authority to review and recommend the compensation program structure and level of compensation for the executive officers, directors and key employees of our Company and may delegate its function to any subcommittee created by it.

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives; however, the Compensation Committee is presently exploring additional ways to ensure consistency and enhance our company’s compensation program and may add additional components or policies in order to assist our company in achieving its compensation goals more effectively or efficiently. We believe that the present compensation structure appropriately aligns the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options and stock grants to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

The Compensation Committee annually reviews and recommends to the Board the level of compensation for the named executive officers and key employees. Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer.

Elements and Mix of Compensation.  Our consideration of base salary ranges for the named executive officers are based upon an evaluation of the competitive marketplace for similar positions in similarly situated companies. Within those ranges, individual rates vary based upon work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at the time of hire taking into account the above factors other than tenure.

Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance.

There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, in its discretion, determines and recommends the amounts and timing of any bonus awards. If applicable and in the sole discretion of the Committee, a “merit-based” bonus may be recommended based on criteria such as exceptional performance, assuming additional responsibility without an increase in base compensation, or such other criteria which the Committee may determine from time to time.

The long-term incentive compensation component of our compensation program is comprised of equity awards and makes up a significant part of our named executive officers’ compensation package. Under our Equity Incentive Plan, we are authorized to issue incentive and non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers. There is no specific policy or procedure in place setting forth timing or amount of awards, although the outstanding awards and future compensation are reviewed at least annually. The Compensation Committee, in its discretion, determines and recommends the amounts and timing of any equity awards. Although not required to do so, the Committee tends to grant stock option awards subject to a vesting schedule upon the hiring of an employee or election of a director. The stock options are priced based on the closing market price of our common stock on the grant date, which is the date the Board approves the award. The Committee also takes into consideration the potential tax consequences to the recipient and to our company when determining the form of award. Due to our status as an exploration stage company with no revenue, and our need to conserve working capital, we believe our compensation structure is weighted more toward equity compensation and less toward salary and other forms of cash compensation.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.

Specific Compensation Decisions.  Historically, we have not paid a salary to Mr. McEwen while he serves as our Chief Executive Officer or as Chairman of the Board, at his suggestion. The independent members of our Board determined that this was appropriate in view of our objective of conserving valuable working capital and in view of the substantial equity investment that that our Chief Executive Officer maintains in our company. Due to this investment, we believe he is sufficiently motivated to further the interests of the shareholders and increase shareholder value. However, the Board may in the future determine that it would be in the best interest of our Company to compensate Mr. McEwen or any other individual appointed to succeed him as Chief Executive Officer. In that event, our Company would expect to compensate this individual in accordance with our compensation policies discussed above. Also in this event, the Compensation Committee would be responsible for annually reviewing the Chief Executive Officer’s performance in light of our Company’s goals and objectives and either as a committee or together with the other independent members of the Board, determining the Chief Executive Officer’s compensation.

With regard to the other named executive officers, our Chief Executive Officer recommends the form and amount of compensation that he deems appropriate for the respective individuals. In the case of our principal financial officer and our former chief operating officer, we accepted the recommendation of our Chief Executive Officer when the individuals were initially hired and then reevaluated that compensation at the end of 2006. Since the chief operating officer separated from our company in late 2007 and our principal financial officer announced his intention to retire in 2007, our Compensation Committee did not reevaluate their compensation in 2007. No equity awards were granted to the named executive officers in 2007; however, one-third of the stock options awarded to the named executive officers in November 2005 vested in November 2007.

In 2008, we retained a new principal financial officer to replace the individual who was scheduled to retire in March 2008. In that situation, our Chief Executive Officer recommended the form and amount of compensation to be paid to the new principal financial officer. That compensation consists of a salary generally equivalent to the salary that was being paid to the retiring officer, together with options to purchase up to 150,000 shares of our common stock. The options vest over a three year period beginning with the date of grant. We believe that this compensation package, consisting of cash and equity incentive compensation, will meet the objectives set forth above. Specifically, we believe that the cash salary is competitive and will serve to retain the individual for the foreseeable future. The vesting provisions of the stock options are designed to reward and motivate the individual to remain with our company for at least the term of the vesting, while the inherent value in the options will help motivate him to further the interests of our shareholders. The Compensation Committee also has the ability to award discretionary cash incentive compensation in the form of bonuses to the principal financial officer.

The compensation for our directors is structured similar to that of our named executive officers. Specifically, the directors receive a combination of cash and equity incentives in the form of options to purchase our common stock. The Compensation Committee reviews the form and amount of such compensation periodically to insure that it is competitive and meeting our objectives discussed above.

Compensation Consultants.  The Compensation Committee has considered retaining a consulting firm to review our current compensation program and policies; however, to date, it has yet to do so. If such a firm is retained, it would likely provide additional information relating to our peer groups for benchmarking purposes to further the competitiveness of our compensation program. The Committee also believes an independent review may further assist them with respect to ascertaining the preferred structure of the compensation program in light of our available resources and in part due to our recent acquisition activity.

Summary Compensation Table

The following table sets forth the total compensation paid to our named executive officers, including the individuals serving as our principal executive officer and principal financial officer during 2007 and the individual who was among our three most highly compensated executive officers except for the principal executive officer and principal financial officer but was not serving as an executive officer as of the end of 2007:

								All
Name and					Stock	Option		Other
Principal Position	Year	Salary		Bonus	Awards	Awards		Compensation	Total

Robert R. McEwen	2007	$—		$—	$—	$—		$—	$—
Chairman and Chief	2006	—		—	—	—		—	—
Executive Officer(1)	2005	—		—	—	—		—	—
Ann S. Carpenter	2007	$155,942		$—	$—	$—		$176,000 (3)	$331,942
President, Chief	2006	170,000		10,000	—	—		—	180,000
Operating Officer and Director(2)	2005	31,875	(4)	—	—	581,022	(5)	—	612,897

William F. Pass	2007	$150,000		$—	$—	$—		$—	$150,000
Vice President Chief	2006	118,161		7,500	—	—		—	125,661
Financial Officer and	2005	101,528		—	—	387,348	(5)	452,026 (6)	940,902
Secretary

(1)	Mr. McEwen receives no compensation for service in his capacity as our Chief Executive Officer or as a director.

(2)	Ms. Carpenter resigned from the Company effective November 30, 2007 (See “Severance Arrangements”).

(3)	Represents severance payments under a separation and settlement agreement dated November 30, 2007. (See, “Severance Arrangements,” below).

(4)	Represents payments made from October 24, 2005, the date of her appointment, until December 31, 2005.

(5)	Valued in accordance with SFAS 123(R).

(6)	Represents (i) payments under an agreement dated July 28, 2005 pursuant to which a prior employment agreement with Mr. Pass was terminated and he received a severance payment of $307,101 and (ii) deferred salary of $144,925 in connection with a change in control transaction. Mr. Pass executed a new employment agreement with our Company effective March 30, 2006.

The named executive officers received salary as provided by the terms of their respective employment agreements.

On October 24, 2005, we entered into an employment agreement with Ann S. Carpenter as our President and Chief Operating Officer. The agreement had a three-year term and provided for a base salary of $170,000 per year plus customary benefits such as health and group life insurance. Ms. Carpenter did not receive any grants of plan-based award in 2006 or 2007. Ms. Carpenter resigned from our company effective November 30, 2007. On that same date, we entered into a separation agreement with Ms. Carpenter whereby her employment agreement was terminated. The terms of the separation agreement are discussed below under the heading “Severance Arrangements.”

After terminating his employment agreement in 2005 in connection with a change in control transaction, Mr. Pass continued his employment with our company on an at-will basis until we entered into a new employment agreement with him as our Vice President and Chief Financial Officer on March 30, 2006. The agreement was for a term of three years and his base salary was increased from $115,267 to $150,000 commencing December 1, 2006. There were no grants of plan-based awards to Mr. Pass in 2006 or 2007. Effective March 31, 2008, Mr. Pass retired as an executive of our company. As of the date of this proxy statement, Mr. Pass continues to serve as a consultant to our company.

Outstanding Equity Awards at Fiscal Year-End

The outstanding equity awards for the named executive officers as of December 31, 2007 are as follows:

	Option Awards					Stock Awards
Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan
			Equity					Number of	Awards:
			Incentive					Unearned	Market or
			Plan			Number	Market	Shares,	Payout Value
	Number of	Number of	Awards:			of Shares	Value	Units or	of Unearned
	Securities	Securities	Number of			or Units of	of Shares	Other	Shares, Units
	Underlying	Underlying	Securities			Stock	or Units	Rights	or Other
	Unexercised	Unexercised	Underlying	Option	Option	That Have	That Have	That Have	Rights That
	Options	Options	Unexercised	Exercise	Expiration	Not	Not	Not	Have Not
Name	Exercisable	Unexercisable	Unearned Options	Price	Date	Vested	Vested	Vested	Vested
	(#)	(#)	(#)	($)		(#)	(#)	(#)	(#)

Ann S. Carpenter	100,000	—	—	$2.09	08/29/2008 (1)	—	—	—	$—
Ann S. Carpenter	133,334	—	—	$2.12	08/29/2008 (1)	—	—	—	$—
William F. Pass	—	66,667	—	$2.12	11/14/2015	—	—	—	$—

(1)	These options terminate August 29, 2008, which is 90 days subsequent to the expiration of the consulting arrangement with Ms. Carpenter. See “—Severance Arrangements,” below.

Option Exercises and Stock Vested Table

The options exercised by named executive officers during the 2007 fiscal year are as follows:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number
	Acquired on	on Exercise	of Shares	Value Realized
Name	Exercise	Unexercised Options	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)

William F. Pass	93,333	$208,133	—	—

(1)	Valued at actual gain, being market price at exercise less exercise price.

Severance Arrangements

As discussed above, effective November 30, 2007, Ms. Carpenter resigned her position with our company. On that same date, we entered into a separation agreement with Ms. Carpenter terminating her employment agreement with the Company. Under the terms of the separation agreement, we agreed to pay Ms. Carpenter an amount equal to 11 months of salary at the then-existing rate, medical coverage, 160 hours of accrued vacation time, and legal fees incurred in negotiating the separation agreement, for a total of $176,844. Ms. Carpenter also agreed to provide consulting service to us during a six month period ending May 31, 2008 if requested by us for which she would be compensated at a rate of $150 per hour for consulting services.

Director Compensation

In November 2005, we established a cash compensation program for our directors, in addition to long-term incentive equity awards. Directors receive fees of $20,000 annually for their service. The compensation received by our directors for fiscal 2007 is as follows:

				Non-Equity
	Fees Earned or Paid	Stock	Option	Incentive Plan	All Other
Name(1)	in Cash	Awards	Awards(2)	Compensation	Compensation	Total

Michele Ashby	$20,000	$—	$—	$—	$—	$20,000
Leanne Baker	20,000	$—	$—	$—	$—	20,000
Peter Bojtos	20,000	$—	$—	$—	$—	20,000
Declan Costelloe	20,000	$—	$—	$—	$—	20,000

(1)	Mr. McEwen and Ms. Carpenter are omitted from this table since they did not receive compensation in 2007 for service as a director.

(2)	Excludes options which were granted in prior years but vested in 2007.

LEGAL PROCEEDINGS

No material legal proceedings, to which we are a party or to which our property is subject, is pending or is known by us to be contemplated. Also, we are not aware of any legal proceedings in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies.  We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a financial interest.

The Audit Committee is vested with the responsibility of evaluation and approval of any potential related party transaction, unless a special committee consisting solely of disinterested and independent directors (as defined in the Amex Rules) is appointed by the Board of Directors. Prior to implementing this procedure, related party transactions were reviewed and approved by a majority of disinterested directors. The revised policies and procedures for related party transactions are set forth in our Corporate Governance Guidelines and Audit Committee Charter, both of which are available on our website at http://www.usgold.com.

Robert R. McEwen.  On February 22, 2006, Robert R. McEwen, our Chairman, Chief Executive Officer and the owner of more than 5% of our outstanding stock, participated in our private placement financing and purchased 667,000 subscription receipts for $4.50 per subscription receipt upon the same terms as the other purchasers of subscription receipts. On August 10, 2006, each subscription receipt was converted into one share of common stock and one-half of one common stock purchase warrant. Each whole warrant is exercisable until February 22, 2011 to acquire one additional share of our common stock at an exercise price of $10.00.

On February 12, 2007, we commenced formal offers to acquire all the outstanding shares of White Knight Resources Ltd. (“White Knight”), Nevada Pacific Gold Ltd. (“Nevada Pacific”) and Tone Resources Limited (“Tone Resources”) (collectively, the “Target Companies”). These offers expired on March 23, 2007 and we took up and paid for all of the common shares of the Target Companies that were validly tendered and not withdrawn shortly thereafter.

Prior to the commencement of the tender offers, Mr. McEwen held securities of each of the three Target Companies. He owned 9,552,427 common shares of White Knight, 12,500,000 common shares of Nevada Pacific, warrants to acquire 12,500,000 additional common shares of Nevada Pacific, 2,500,000 common shares of Tone Resources and warrants to acquire an additional 2,500,000 common shares of Tone Resources. In connection with our offers to acquire the Target Companies, Mr. McEwen tendered all of his shares in the Target Companies and received a total of 6,868,350 exchangeable shares on the same terms and conditions as the other shareholders of the Target Companies. The exchangeable shares are exchangeable for shares of our common stock on a one for one basis.

In connection with the completion of the acquisition of the Target Companies in June 2007, Mr. McEwen received warrants to acquire 3,593,100 exchangeable shares when those warrants were assumed by us in connection with the completion of those acquisitions. Later in 2007, Mr. McEwen exercised 2,052,079 of those warrants and received an equivalent number of exchangeable shares. The warrants received by Mr. McEwen were issued and were exercisable on the same terms and conditions as the other warrants issued to the other warrantholders of the Target Companies.

Effective June 1, 2006, we entered into a Management Service Agreement (“Services Agreement”) with 2083089 Ontario, Inc. (“208”) pursuant to which 208 agreed to provide us with services including public and investor relations, market analysis and research, property evaluation, sales and marketing and other administrative support. Similar contracts were entered into with 208 for calendar years 2007 and 2008, each expiring on December 31 of the subject year. A company owned by Mr. McEwen is the owner of 208 and Mr. McEwen is the chief executive officer and sole director of 208. We paid $540,400 in 2006 and $336,500 in 2007 to 208 under these agreements.

In November 2007, we entered into a contract with Diagnos Inc. (“Diagnos”), a Canadian corporation, for generation of exploration targets in North Central Nevada. Mr. McEwen owned approximately 2.5% of the outstanding equity of Diagnos at the time we entered into this contract. Under the terms of the agreement, we are obligated to pay a service fee of $195,000, of which $75,000 was paid in the year ending December 31, 2007. In addition, Diagnos will receive a success fee of 100,000 shares of our common stock for each new economic discovery we make based upon targets recommended by Diagnos. In addition, if we acquire mineral claims outside the boundary of our existing property area, Diagnos would receive an additional success fee in the form of a 2% net smelter return (“NSR”) royalty on such claims. We would have the option to repurchase one-half of that NSR Royalty at any time for $1,000,000. If we acquire properties which are already burdened by a royalty or are subject to a joint venture with other companies, the bonus on economic discovery would be 500,000 shares of our common stock rather than a NSR royalty in favor of Diagnos.

Ann S. Carpenter.  Prior to the commencement of the tender offers, Ms. Carpenter, our former President and former Chief Operating Officer, held securities of two of the three Target Companies. Ms. Carpenter owned 4,000 common shares of White Knight and 5,000 common shares of Nevada Pacific. Ms. Carpenter tendered all of her shares in the Target Companies and received exchangeable shares of Canadian Exchange Co. Ms. Carpenter received 0.23 exchangeable share of Canadian Exchange Co. for each share of Nevada Pacific and 0.35 exchangeable share of Canadian Exchange Co. for each share of White Knight for a total of 2,550 exchangeable shares.

Each of the foregoing agreements was approved or ratified by the independent members of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 29, 2008, there were a total of 75,285,183 shares of our common stock and one share of our Series A Special Voting preferred stock outstanding. A trustee is the holder of the one share of Series A Special Voting preferred stock for and on behalf of the registered holders of the exchangeable shares of our subsidiary, Canadian Exchange Co. The exchangeable shares were issued in connection with the acquisition of the Target Companies in 2007. As of April 29, 2008, there were a total of 21,391,003 exchangeable shares outstanding (exclusive of shares owned by U.S. Gold and its affiliates).

The voting and exchange trustee is entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Series A Special Voting Preferred Stock on all matters that may properly come before our shareholders at a meeting of shareholders. The share of Series A Special Voting Preferred Stock is entitled to that number of votes, which may be cast by the voting and exchange trustee at any meeting at which our shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by us or our subsidiaries). The holders of our common stock and the holder of the Series A Special Voting Preferred Stock vote together as a single class. The exchangeable shares are exchangeable for shares of our common stock at any time on a one-for-one basis.

All rights of a holder of exchangeable shares to exercise votes attached to the share of Series A Special Voting Preferred Stock will cease upon the exchange of that holder’s exchangeable shares for shares of our common stock.

The following table describes the ownership of our voting securities as of April 29, 2008 by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock (assuming for such purposes that the exchangeable shares owned by such persons, if any, constitute outstanding shares of our common stock). The total number of shares of our common stock outstanding as of April 29, 2008 (assuming for such purposes that all the exchangeable shares, constitute outstanding shares of our common stock) is 96,676,186. Unless otherwise stated, the address of each individual is the address of our executive office, 165 S. Union Blvd., Suite 565, Lakewood, Colorado 80228. All ownership is direct, unless otherwise stated.

The number of shares outstanding as of April 29, 2008 excludes any shares issuable upon exercise of outstanding warrants or options except as set forth in the table. As of April 29, 2008, there were outstanding warrants to acquire 8,851,000 shares of our common stock, warrants to acquire 1,283,121 exchangeable shares and options to acquire 1,537,835 shares of common stock. In calculating the percentage ownership for each shareholder, we assumed that any options or warrants owned by an individual and exercisable within 60 days are exercised, but not the options or warrants owned by any other individual.

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number		Percentage(6)

Robert R. McEwen(1)	22,493,850	(2)	22.9%
Peter Bojtos(1)	181,667	(3)	*
Declan J. Costelloe(1)	71,667	(3)	*
Michele L. Ashby(1)	46,667	(4)	*
Leanne M. Baker(1)	66,667	(5)	*
Perry Y. Ing(1)	0		*
All officers and directors as a group (six individuals)	22,860,518	(2)(3)(4)(5)	23.2%

*	Less than one percent.

(1)	Officer or Director.

(2)	Includes: (i) 9,110,229 exchangeable shares convertible into an equal amount of our common stock at any time; (ii) warrants to purchase 333, 500 shares of our common stock, exercisable within 60 days of this proxy statement; and (iii) warrants to purchase 1,283,121 exchangeable shares, exercisable within 60 days of this proxy statement.

(3)	Includes 66,667 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(4)	Includes 36,667 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(5)	Includes 54, 667 shares underlying stock options which are exerciseable within 60 days of the date of this proxy statement.

(6)	Assumes that all of the exchangeable shares have been converted into common stock.

Changes in Control

We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT
THE NEXT ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next annual meeting of shareholders will be held in June 2009. Any shareholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices no later than December 30, 2008 in order to be considered for inclusion in the proxy statement for the 2009 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2008 annual meeting of shareholders without including such proposal in the 2009 proxy statement must provide us with a notice of such proposal no later than March 16, 2009. The proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the 1934 Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is listed on the American Stock Exchange and the Toronto Stock Exchange under the symbol “UXG.”

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements and schedules, is included with this proxy statement. We will provide a copy of any exhibits to the Form 10-K without charge to any shareholder upon request. Please contact Perry Ing, Vice President and Chief Financial Officer, at 165 S. Union Blvd., Suite 565, Lakewood, Colorado, 80228 to request additional information.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

April 29, 2008	/s/ Robert R. McEwen

Chairman and Chief Executive Officer

US GOLD CORPORATION
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, having duly received the Notice of Annual Meeting and the proxy statement dated April 29, 2008, hereby appoints Robert R. McEwen and Perry Y. Ing or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of US Gold Corporation held of record by the undersigned on April 29, 2008, at the Annual Meeting of Shareholders to be held on June 12, 2008 at the Ontario Heritage Centre, 10 Adelaide Street East, Toronto, Ontario Canada at 4:00 p.m. Eastern Time, and at any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.
1.	ELECTION OF DIRECTORS. NOMINEES: ROBERT MCEWEN, DECLAN COSTELLOE, PETER BOJTOS, MICHELE ASHBY AND LEANNE BAKER

[ ] FOR	[ ] WITHHELD
[ ] FOR ALL NOMINEES, EXCEPT THE FOLLOWING:

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2008.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE DIRECTORS AND FOR THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS.
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Date:	, 2008

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE OR IF YOU ARE ELIGIBLE FOR AND PREFER INTERNET OR TELEPHONE VOTING, PLEASE RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.